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                                                                       Exhibit 4

                           ARTICLES OF INCORPORATION
                                       OF
                                 SOLSTICE, INC.



     THE UNDERSIGNED, acting as sole incorporator of SOLSTICE, INC., hereinafter the "Corporation", under the Florida Business Corporation Act, Chapter 607 of the Florida Statutes, as hereafter amended and modified (the "FBCA"), hereby adopts the following Articles of Incorporation for the
Corporation:


ARTICLE I.     Name

     The name of the Corporation is:

             SOLSTICE, INC.


ARTICLE II.    Business and Activities

     The Corporation may, and is authorized to, engage in any activity or business permitted under the laws of the United States and of the State of Florida.


ARTICLE III.   Shares

     The total number of shares which the Corporation shall have the authority to issue shall be One Thousand (1,000) shares, consisting of a single class of common stock having a par value of $0.01 per share.


ARTICLE IV.    Preemptive Rights

     No shareholder of the Corporation shall have any preferential or preemptive right to subscribe for or purchase from the Corporation any new or additional shares of capital stock or securities convertible into shares of capital stock, of the Corporation, whether now or hereafter authorized.


ARTICLE V.     Principal Office

     The address of the Principal Office of the Corporation is 6505 Rockside Road, Suite 400, Independence, Ohio 44131. The location of the Principal Office shall be subject to change as may be provided in bylaws duly adopted by the Corporation.


ARTICLE VI.    Mailing Address

     The mailing address of the Corporation is 6505 Rockside Road, Suite 400, Independence, Ohio 44131.

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ARTICLE VII.   Initial Registered Office and Agent

     The address of the initial Registered Office of the Corporation is 1200 S. Pine Island Road, Plantation, Florida 33324, and the initial Registered Agent at such address is CT Corporation System.


ARTICLE VIII.   Initial Board of Directors

     The number of Directors constituting the initial Board of Directors of the Corporation is one (1). The number of Directors may be increased or decreased from time to time, but in no event shall the number of Directors be less than one (1).


ARTICLE IX.    Incorporator

     The name and address of the Incorporator of the Corporation is: Martin A. Traber of Foley & Lardner, 100 North Tampa Street, Suite 2700, Tampa, Florida 33502.



     IN WITNESS WHEREOF, these Articles have been signed by the undersigned incorporator this 27 day of April, 1995.
                  --        -----


                                        FOLEY & LARDNER


                                        By: /s/ MARTIN A. TRABER
                                            ---------------------------------
                                            Martin A. Traber,
                                            Incorporator


                      ACCEPTANCE OF APPOINTMENT BY INITIAL
                                REGISTERED AGENT

     THE UNDERSIGNED, a corporation resident of the State of Florida, having been named in Article VII of the foregoing Articles of Incorporation as initial Registered Agent at the office designated therein, hereby accepts such appointment and agrees to act in such capacity. The undersigned hereby states that it is familiar with, and hereby accepts, the obligations set forth in
Section 607.0505, Florida Statutes, and the undersigned will further comply with any other provisions of law made applicable to him as Registered Agent of the corporation.

     DATED, this 28th day of April, 1995.
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                                        CT Corporation System


                                        By: /s/ BARBARA A. BURKE
                                            ---------------------------------
                                            Barbara A. Burke
                                            Special Assistant Secretary

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